Registration No. 333-139689

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

Registration Statement Under The Securities Act Of 1933
(Amendment No. 4)

U.S. DRY CLEANING CORPORATION
(Name of small business issuer in its charter)

Delaware (State or jurisdiction of incorporation or organization)	7216 (Primary Standard Industrial Classification Code Number)	77-0357037 (IRS Employer Identification No.)

125 Tahquitz Canyon Way, Suite 203 Palm Springs, CA 92262 (760) 322-7447 (Address and telephone number of principal executive offices and principal place of business)

Robert Y. Lee
Chief Executive Officer
125 Tahquitz Canyon Way, Suite 203
Palm Springs, CA 92262
(760) 322-7447
(Name, address and telephone number for agent for service)

Copies of all communications to:

Lynne Bolduc, Esq. Oswald & Yap 16148 Sand Canyon Avenue Irvine, California 92618 (949) 788-8900	John J. Giovannone, Esq. Chris Y. Chen, Esq. Greenberg Traurig, LLP 650 Town Center Drive, Suite 1700 Costa Mesa, CA 92626 (714) 708-6500

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ྑ

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ྑ

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ྑ

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ྑ

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Registration No. 333-139689

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Units, each unit consisting of:	3,000,000	$2.50	$7,500,000	$802.50
(i) one share of common stock, par value $0.001 per share	3,000,000
(ii) one warrant to purchase one share of common stock	3,000,000

Common stock issuable upon exercise of the public offering warrants	3,000,000	$3.50	$10,500,000	$1,123.50

Representative's warrants (2)	300,000
Common stock issuable upon exercise of the representative's warrants(2)	300,000	$3.125	$937,500	$100.31

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.

(2)	In connection with the sale of the units, the registrant will issue to the representative of the underwriters warrants to purchase, in the aggregate, up to 300,000 shares.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24  Indemnification of Directors and Officers

Our certificate of incorporation, as amended (“Certificate of Incorporation”), contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

• Any breach of their duty of loyalty to our company or our stockholders.

• Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

• Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

• Any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board of Directors. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Item 25  Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC registration fee	$1,605
Accounting fees and expenses*	$30,000
Legal fees and expenses*	$175,000
Printing and engraving expenses*	$10,000
Registrar and transfer agent’s fees*	$10,000
Blue Sky Fees and Expenses (including related legal fees)*	$10,000
Miscellaneous fees and expenses*	$5,000
Total	$241,605
___________________
*   Estimated

Item 26  Recent Sales of Unregistered Securities

During September 2005, the company issued 196,140 shares of its restricted common stock as employee awards with an estimated fair value of $21,141. In September 2006, the company cancelled 4,000 shares of its restricted common stock as employee awards with an estimated fair value of $483. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During November 2005, the company issued 1,750,000 shares of its restricted common stock to the holders of the company’s Senior Secured Convertible Promissory Notes as part of the units purchased with an estimated value of approximately $198,000. The value was determined through the calculation of the relative fair value under the guidelines of Accounting Principles Board (“APB”) Opinion No. 14. Such amount is being amortized to interest expense over the maturity period in accordance with EITF Issue No. 00-27. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During November 2005, the company issued 100,000 shares of its restricted common stock with an estimated fair value of approximately $12,000, for the purchase of a business route. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During January 2006, the company issued 300,000 shares of its restricted common stock to the company’s Chief Financial Officer as required by his employment contract with a value of $36,240. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the company issued 525,300 shares of its restricted common stock to the holders of the company’s senior secured convertible debentures as part of the units purchased with an estimated fair value of approximately $250,000 which was recorded as a discount against the face of the notes payable and is being accreted to interest expense over the terms of the notes. The value was determined through the calculation of the relative fair value under the guidelines of APB Opinion No. 14. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the company issued 3,722,492 shares of its restricted common stock for conversion of $3,500,000 in senior notes payable plus $38,282 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

During May 2006, the company issued 2,099,372 shares of its restricted common stock for conversion of $5,073,000 in senior debentures plus $72,652 in accrued interest. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

In June 2006, the company issued to Marino Capital Partners, Inc. warrants to purchase up to 500,000 shares of the company’s common stock at an exercise price of $0.25 per share as part of the consideration for certain investment banking services from October 2005 to May 2006. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

In August 2006, the company, pursuant to a consultant agreement, issued 200,000 shares of its restricted common in exchange for certain consulting services to be provided to the company, which was valued at $50,000. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act.

On December 26, 2006, we accepted subscriptions from accredited investors for $2,250,000 in total purchase price of our Series A Convertible Debenture. The debentures were sold with a built-in thirty percent (30%) rate of return. For each $100,000 paid to the Company, a total of $130,000 is due to the holder. Additionally, upon issuance, we issued 16,666 shares of common stock to the note holder for each $100,000 subscription. The debentures mature in one year from the date issued with no interest. The principal amount of the debentures may be converted into common stock of the Company at a fixed conversion rate of $3.00 per share at the holder’s option at any time. The principal amount of the debentures is secured by all of the Company’s assets and those of its operating subsidiaries, including an assignment of its leasehold interests in its retail facilities. Pursuant to a registration rights agreement, we are obligated to register or to file a registration statement for all of the common stock that may be issued upon conversion of the debentures, within 270 days from closing on a “best efforts” basis. Broker or underwriting fees or commissions to be paid in connection with the offer and sale will be a maximum of 10% of cash received. As of December 31, 2006 we have deposited $1,400,000 in cash proceeds and deposited an additional $850,000 during January and February of 2007. Accordingly, 233,324 shares of common stock were issued during the quarter ended December 31, 2006. The offer and sale of the debentures and common stock were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission.

On December 21, 2006, U.S. Dry Cleaning Corporation, Delaware corporation (“USDC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cleaners Club Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of USDC (“Merger Sub”), Cleaners Club, Inc., a California corporation (“Cleaners Club”), and Riaz Chauthani, an individual and the sole shareholder of Cleaners Club. The Merger Agreement contemplates that, subject to the terms and conditions of the Merger Agreement, Cleaners Club will be merged with and into Merger Sub, with Merger Sub continuing after the merger as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Cleaners Club will be automatically converted into common stock of USDC in an amount equal to the exchange ratio of 0.00128 such that USDC will issue an aggregate of 780,000 shares of common stock as consideration for the merger. On February 15, 2007, the Merger was consummated and USDC issued an aggregate of 780,000 shares of USDC common stock to Mr. Chauthani in exchange for the outstanding shares of Cleaners Club common stock. The issuance of the USDC common stock pursuant to the Merger Agreement is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 27  Exhibits

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
1.2	Form of Underwriters' Warrant Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
1.3	Form of Selected Dealer Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
3(i).1
Amended and Restated Certificate of Incorporation of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).

3(i).2	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 11, 1998.
3(i).3	Certificate of Designation of Series A Convertible Preferred Stock, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000.
3(i).4	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001.
3(i).5	Certificate of Amendment of Restated Certificate of Incorporation filed on June 19, 2001, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001.
3(i).6	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on June 26, 2003, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2003.
3(i).7
Certificate of Merger of U.S. Dry Cleaning Corporation with and into First Virtual Communications, Inc. filed with the Delaware Secretary of State on December 30, 2005, attached as an Exhibit to Form 8-K filed on October 26, 2006.

3(ii).1	Amended Bylaws of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).
4.1	Form of Warrant Agency Agreement and Form of Warrant Certificate, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
5.1	Opinion of Greenberg Traurig, LLP.
10.1
Agreement and Plan of Merger between First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation) and U.S. Dry Cleaning Corporation dated September 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.2	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Steam Press Holdings, Inc. dated, August 8, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.3	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Coachella Valley Retail, LLC dated August 9, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.4	Employment Agreement between U.S. Dry Cleaning Corporation and Michael E. Drace dated July 29, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.5	Employment Agreement between U.S. Dry Cleaning Corporation and Haddon B. Libby dated October 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.6	Consulting Agreement between U.S. Dry Cleaning Corporation and The Watley Group LLC dated July 12, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.7	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for August 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.8	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for February 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.9	U.S. Dry Cleaning Corporation Election to Convert Senior Secured Convertible Promissory Notes, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.10
Engagement Agreement for Investment Banking Services between Marino Capital Partners, Inc. and US Dry Cleaning Corporation dated August 24, 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.11
Agreement and Plan of Merger among U.S. Dry Cleaning Corporation, Cleaners Club, Inc., and Cleaners Club Acquisition Sub, Inc., dated December 21, 2006, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.

10.12	Form of Subscription Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.13	Form of Series A Convertible Debenture, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.14	Form of Registration Rights Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.15	Employment Agreement between U.S. Dry Cleaning Corporation and Robert Y. Lee dated December 12, 2006, attached as an exhibit to Form 8-K filed with the SEC on December 18, 2006.
10.16	Form of Lock-Up Agreement, attached as an exhibit to Amendment No. 2 to Form SB-2/A filed with the SEC on March 30, 2007.
10.17	Form of Subscription Agreement for California Investors, attached as an exhibit to Amendment No. 2 to Form SB-2/A filed with the SEC on March 30, 2007.
10.18	Form of Escrow Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
10.19	Form of Subscription Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
10.20
Termination Agreement between U.S. Dry Cleaning Corporation and Marino Capital Partners, Inc. dated April 19, 2007, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.

10.21	Warrant dated June 8, 2006 issued to Marino Capital Partners.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

Item 28   Undertakings

A.       The undersigned small business issuer hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, to determine liability to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)   For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(6)        For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

B.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Springs, State of California, on the 10th day of May 2007.

U.S. DRY CLEANING CORPORATION

By:	/s/ Robert Y. Lee
Robert Y. Lee, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Drace as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Robert Y. Lee Robert Y. Lee	Chief Executive Officer (Principal Executive Officer) and Director	May 10, 2007

/s/ Michael E. Drace Michael E. Drace	President, Chief Operating Officer, Secretary and Director	May 10, 2007

/s/ Haddon B. Libby Haddon B. Libby	Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2007

/s/ Anthony J. A. Bryan Anthony J. A. Bryan	Chairman of the Board and Director	May 9, 2007

/s/ Earl Greenburg Earl Greenburg	Director	May 10, 2007

/s/ Martin Brill Martin Brill	Director	May 10, 2007

* /s/ Michael E. Drace
Attorney-in-fact and agent

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
1.2	Form of Underwriters' Warrant Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
1.3	Form of Selected Dealer Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
3(i).1
Amended and Restated Certificate of Incorporation of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).

3(i).2	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 11, 1998.
3(i).3	Certificate of Designation of Series A Convertible Preferred Stock, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2000.
3(i).4	Certificate of Ownership and Merger, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001.
3(i).5	Certificate of Amendment of Restated Certificate of Incorporation filed on June 19, 2001, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 15, 2001.
3(i).6	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed on June 26, 2003, attached as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2003.
3(i).7
Certificate of Merger of U.S. Dry Cleaning Corporation with and into First Virtual Communications, Inc. filed with the Delaware Secretary of State on December 30, 2005, attached as an Exhibit to Form 8-K filed on October 26, 2006.

3(ii).1	Amended Bylaws of First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation), attached as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-38755).
4.1	Form of Warrant Agency Agreement and Form of Warrant Certificate, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
5.1	Opinion of Greenberg Traurig, LLP.
10.1
Agreement and Plan of Merger between First Virtual Communications, Inc. (renamed U.S. Dry Cleaning Corporation) and U.S. Dry Cleaning Corporation dated September 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.2	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Steam Press Holdings, Inc. dated, August 8, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.3	Agreement and Plan of Merger between U.S. Dry Cleaning Corporation and Coachella Valley Retail, LLC dated August 9, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.4	Employment Agreement between U.S. Dry Cleaning Corporation and Michael E. Drace dated July 29, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.5	Employment Agreement between U.S. Dry Cleaning Corporation and Haddon B. Libby dated October 21, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.6	Consulting Agreement between U.S. Dry Cleaning Corporation and The Watley Group LLC dated July 12, 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.7	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for August 2005, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.8	U.S. Dry Cleaning Corporation Senior Secured Convertible Promissory Note for February 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.9	U.S. Dry Cleaning Corporation Election to Convert Senior Secured Convertible Promissory Notes, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.
10.10
Engagement Agreement for Investment Banking Services between Marino Capital Partners, Inc. and US Dry Cleaning Corporation dated August 24, 2006, attached as an Exhibit to Form 8-K filed with the SEC on October 26, 2006.

10.11
Agreement and Plan of Merger among U.S. Dry Cleaning Corporation, Cleaners Club, Inc., and Cleaners Club Acquisition Sub, Inc., dated December 21, 2006, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.

10.12	Form of Subscription Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.13	Form of Series A Convertible Debenture, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.14	Form of Registration Rights Agreement, attached as an Exhibit to Form 8-K filed with the SEC on December 26, 2006.
10.15	Employment Agreement between U.S. Dry Cleaning Corporation and Robert Y. Lee dated December 12, 2006, attached as an exhibit to Form 8-K filed with the SEC on December 18, 2006.
10.16	Form of Lock-Up Agreement, attached as an exhibit to Amendment No. 2 to Form SB-2/A filed with the SEC on March 30, 2007.
10.17	Form of Subscription Agreement for California Investors, attached as an exhibit to Amendment No. 2 to Form SB-2/A filed with the SEC on March 30, 2007.
10.18	Form of Escrow Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
10.19	Form of Subscription Agreement, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
10.20
Termination Agreement between U.S. Dry Cleaning Corporation and Marino Capital Partners, Inc. dated April 19, 2007, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.

10.21	Warrant dated June 8, 2006 issued to Marino Capital Partners.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, attached as an exhibit to Amendment No. 3 to Form SB-2/A filed with the SEC on April 20, 2007.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.